Exhibit (10)
                             JOINT VENTURE AGREEMENT

     THIS AGREEMENT ("Agreement") is dated for reference the 30th day of July
1996

BETWEEN:

                    BEIJING TENGTU CULTURE & EDUCATION ELECTRONIC
          DEVELOPMENT CO. LTD. a Chinese Company duly incorporated under the laws of China and having an office in Beijing China.

          ("Party A")

AND:

                  TENGTU ENTERPRISES LIMITED. a Company duly incorporated under the laws of Barbados with offices at Beckwith House Hinks and Prince Albert Streets Bridgetown Barbados.

          ("Party B")
          (Part A and B are collectively called the Parties)

                  BEIJING TENGTU UNITED ELECTRONICS DEVELOPMENT CO LTD a Chinese Foreign Joint Tengtu United with offices at ________

                                 (Tengtu United)

WHEREAS:

     A. Party A has acquired certain licence and rights as described on Schedule A (Rights) in connection with its principal business (Business) being the production and distribution of educational software in China to the elementary, middle and junior schools (Schools System).

     B. Party A is controlled by three Chinese state organizations Legend Group Co., Taiji Computer Corporation, and Great Wall Computer Group Co (Chinese Principals).

     C. Tengtu United is a Chinese Foreign Joint venture that is authorized to assume the Business of Party A with foreign investors upon certain financial commitments being made by Party B as described herein.

     D. Blue Lake Industries Ltd a Washington State Company was approved by MOFTEC as a foreign investor in Tengtu United on June 12th 1995 (Effective
     Date) and has under separate agreement effective July 30th 1996 assigned its interests to Party B.

     E. The parties hereto have agreed to form this joint venture upon entering this agreement which sets out the terms and conditions under which Tengtu United will operate the Business.

NOW THEREFORE IN CONSIDERATION of the mutual promises contained herein, the parties hereto agree as follows:

     1.2  Purpose and Scope
          -----------------
Tengtu United has been formed to carry on the business of Party B to:

         (a) produce and distribute in China by the year 2001 5,000 electronic educational software titles in accordance with the Rights;

         (b) produce and distribute animated cartoons in association with Chinese animation companies and as permitted by law;

         (c) be a gateway for electronic publishing in China;

         (d) engage in such other activities as are reasonably incidental to the foregoing.

     1.3  Scope of Authority
          ------------------
Except as otherwise expressly and
specifically provided in this Agreement, neither Party A or Party B shall have the authority to act for or assume any obligations or responsibility on behalf of the other or Tengtu United. Neither Party A or Party B shall be liable to each other for any expense, damage, loss or liability as may be caused by the gross negligence or willful neglect of that other or by a failure by that other to carry out the obligations of the other under this Agreement. This Agreement shall not be deemed to create a general partnership between the Party A or Party B it respect to any activities whatsoever.

     1.4  Principal Place of Business
          ---------------------------
The principal place of business of the Tengtu United shall be in Beijing China however the principal place of business may be changed at any time by a resolution of the Board.

     1.5  Term
          ----
The term of the Tengtu United will commence as of the date hereof and shall continue, for a term no less than 20 years from the Effective Date unless sooner terminated, in accordance with other provisions of this Agreement ("Term").

     2.   Responsibilities of Party A:

         (a) To transfer and assign the Rights to Tengtu United;
         (b) To transfer and assign the Titles and all work in progress in new Titles to Tengtu United;
         (c) To transfer and assign all material contracts used in the Business to Tengtu United;
         (d) To allow Tengtu United to use all equipment including computer work stations that Party A used in the business at no cost;
         (e) To stop all operational activities in connection with the Business; and
         (f) To assist Tengtu United in securing future rights that relate to its Business and assist Tengtu United to maintain good relations between Tengtu United and all governmental and state agencies.

     3.   Responsibilities of Party B

         (a) To pay to Tengtu United the sum of $12,000,000 US as follows:

                  (i) 6,000,000 on or before July 30th 1996; and
                  (ii) $6,000,000 on or before July 30th 1997 failing which interest will be payed to Tengtu at the rate of 1% over the average Libor rate (Interest) over the period that the said funds are in default and if the said funds are not paid by January 1st 1998 the Party B's percentage interest in Tengtu United will reduce by an amount equivalent to the percentage of the amount actually contributed less interest over $12,000,000.

          MANAGEMENT
          ----------
          3.1   Directors

         (a) The parties agree that the Board of Directors (Board) of Tengtu United will consist of equal representation where Party A selects the Chairman of Tengtu United and Party B selected the President of Tengtu United.

         (b) The Parties agree that the Board of Directors will create a Board composed of an equal representative of each Party or so many more thereafter as the Tengtu Uniteds agree.

               (c) The quorum at any meeting of the Board shall be two persons, provided each of party A and B is represented by its representative(s).

               (d) A resolution of the Board shall be passed by a majority vote and each representative is entitled to one vote.

          3.2  Meetings of the Board
               ---------------------
         (a) The board shall convene and meet as needed.

         (b) Any action required to be taken by the Board may be taken without a meeting if all the members of the Board entitled to vote thereon consent in writing to such action, whether such written consent shall be in the form of a handwritten, typewritten or in the form of a telecopy of a signed copy.

         (c) The Board in conducting any meeting may, in lieu of a face to fact meeting, conduct such meeting by conference telephone or other communications facility by means of which all persons participating in the meeting can hear and speak to each other.

          3.3  Duties of the Board
               -------------------
Except as otherwise expressly provided, the overall management and control of the affairs of the Tengtu United shall be vested in the Board which shall have control over the day to day business of the Tengtu United, including the power to assign duties, approve budgets, sign contracts, pay accounts and assume direction of business operations subject to the specific control of the Tengtu Uniteds.

          3.4  Manager of the Tengtu United
               ----------------------------
Except as otherwise expressly provided herein, the day to day management of the Tengtu United may be undertaken by the President and a General Manager who will be appointed from time to time by the Board.

          3.7   Other Business Activities
                -------------------------
The Tengtu China many engage in or possess any interest in any other business of any nature or description EXCEPT any business that competes directly or indirectly with Tengtu United independently or with others..

          4. Proprietary Rights
             ------------------
The parties agree that Tenngtu United absolutely retains ownership to the Rights and any rights or technologies hereafter acquired and or developed.

          5. Confidentiality
             ---------------
(a) Each Party from time to time shall disclose to the other and to Tengtu United orally or in writing, any Confidential Information which is necessary for the Business. If such disclosure is made in writing, it shall be marked with a legend "Confidential".

(b) Each Party will also treat all Confidential Information developed within the Tengtu United as if it were the Tengtu United's own Confidential Information.

          6.   CAPITAL, DISTRIBUTIONS AND COSTS
               --------------------------------
          6.1  Percentage Interest
               -------------------
Except as hereinafter provided, the Parties agree tht they have the following interests ("Percentage Interest") in Tengtu United:

                                  Party A                  -    51%
                                  Party B                  -    49%

and that, save and except as otherwise provided herein, they shall each share in the profits or losses of the Tengtu United and in all distributions of assets of the Tengtu United in accordance with their respective Percentage Interests.

          6.2  No Interest on Capital
               ----------------------
No interest shall be paid upon any contributions to the capital of the Tengtu United nor upon any undistributed or reinvested income or profits of the Tengtu United.

          6.3   Withdrawals of Capital
                ----------------------
Except as otherwise provided herein, no portion of any capital of the Tengtu United may be withdrawn at any time without the express consent of the Board to be given by resolution. Upon the termination of the Tengtu United, the Tengtu United's capital shall be distributed pursuant to this agreement.

          6.4  Distributions
               -------------
(a) Not more than 30 days following the end of each fiscal quarter the Board shall, by resolution, determine from the net cash flow of the Tengtu United the cash available for distribution (the "Cash Available for Distribution").

(b) The Cash Available for Distribution shall be distributed to the Parties by resolution of the Board in accordance with each parties Percentage Interest.

7.0 ACCOUNTING ---------- 7.1 Books and Records ----------------- The Board shall appoint an international outside audit firm to report on the affairs of Tentgtu United. Internally it shall cause accurate books and records of account to be prepared and maintained and in which shall be entered all matters relating to the Tengtu United, including all income, expenditures, assets and liabilities thereof. Such books and records of account shall be kept in accordance with generally accepted accounting principals and practices and shall be adequate to provide each Party with all financial information as may be needed by them or an affiliate for purposes of satisfying the financial reporting obligations of each Party or its respective affiliate which in the case of Party B requires quarterly reporting. Said books and records of account shall be open to examination and/or audit by any of the Partys or their authorized representatives at all reasonable times during the normal business hours. Any expense for such examination and/or audit shall be borne by the Tengtu United causing it to be conducted.

          7.2  Fiscal Year
               -----------
The fiscal year end of the Tengtu United shall be determined by resolution of the Board. If the Tengtu United shall terminate for any reason provided herein, the period following the last day of the fiscal year of the Tengtu United first preceding the date of such termination and ending on the date of such termination, shall also be deemed to be a fiscal year of the Tengtu United.

          7.3  Bank Accounts
               -------------
Funds of the Party B shall be deposited in an account(s) in the name of the Tengtu United and in a bank(s) approved by the Board. The designate of the Board may draw against such accounts for any purpose permitted by this Agreement in accordance with a Board resolution.

          8.0  Sale and Transfer
               -----------------

          8.1  General
               -------
Except as expressly permitted herein no Party may mortgage, charge or otherwise encumber, or suffer any third party to mortgage, charge or otherwise encumber, any part or all of its interest in the Tengtu United ('Interest") unless approved by the other Party such approval not to be unreasonably withheld.

          8.2   Sale to Affiliate
                -------------------
A Party may sell, transfer or otherwise dispose of the whole or any part of its Interest to an affiliate provided that the Party and the affiliate enter into an agreement with the other Tengtu United that:

         (a) an affiliate will remain such so long as the affiliate holds the Interest or any part thereof;

         (b) prior to the affiliate ceasing to be such, the affiliate will transfer its Interest back to the Party or to another affiliate of the Party provided that such other affiliate enters into a similar agreement with the other Party; and

         (c) the affiliate will otherwise be bound by and have the benefit of the provisions of this Agreement.

          9.0  DEFAULT AND DISSOLUTION
               -----------------------
          9.1  Events of Default
               -----------------
The occurrence of any of the following events shall constitute an event of default ("Event of Default") hereunder:

         (a) the failure by a Party to make any capital contribution as required in herein;

         (b) any transfer by a Party of its Interest hereunder, except as may be permitted herein;

         (c) a general assignment by a Party for the benefit of creditors;

         (d) the filing by a Party of a petition of Bankruptcy which petition remains undismissed and undischarged for a period of 90 days.

         (e) default in performance of any other material agreements of a Party herein if the default continues for a period of 60 days following written notice of such default, except that an Event of Default shall not be deemed to have occurred if any such default is of a non material nature or that it reasonably requires more than 60 days to cure, and is capable of being fully cured within a reasonable time, and the defaulting Party is diligently proceeding to cure said default.

          9.2 Causes of Dissolution
              ---------------------
          The Tengtu United shall be dissolved in the event that:

         (a) an Event of Default has occurred and the non-defaulting Party elects to dissolve the Tengtu United as provided herein;

         (b) the Board determines by resolution to terminate the Tengtu United;

         (c) the Tengtu United by its terms is terminated.

          9.3  Election
               --------
         (a) If an Event of Default has occurred, the non-defaulting Party, if it so notifies the defaulting Party within thirty (30) days after acquiring knowledge of such Event of Default, may elect to terminate the said Party pursuant to this Agreement;

         (b) The election shall be exercised by written notice. No waiver of any right to so elect upon a subsequent or continuing default of the same or different nature shall be implied from any failure on the part of a non-defaulting Party to make the election permitted by agreement as a result of any prior Event of Default.

          9.4  Procedure in Dissolution and Liquidation
               ----------------------------------------
         (a) Upon the election of a Party to dissolve the Tengtu United pursuant to this agreement or upon the occurrence of any other event Tengtu United shall immediately commence to wind up its affairs and the Party shall proceed with reasonable promptness to liquidate the business of Tengtu United. To the extent the Tengtu United is not completely liquidated within a reasonable time (not to exceed 36 months) from the date of the election to dissolve, the remaining assets shall forthwith be disposed of at a public sale.

         (b) During the period of the winding up of the affairs of the Tengtu United, the Board shall continue to manage the affairs of the Tengtu United.

         (c) Profits and losses of the Tengtu United shall be determined as of the end of the period of winding up in accordance with the provisions of this Agreement and shall be credited or charged to each Party in the same manner as profits and losses of each Party would have been credited or charged if there were no dissolution, liquidation and termination.

         (d) The assets of the Tengtu United shall be applied or distributed in liquidation in the following order of priority:

         (i) to creditors of the Tengtu United other than Tengtu Uniteds in payment of debts and obligations of the Tengtu United;

         (ii) to each Party as return of any capital; and

         (iii) to each party in accordance with their Percentage Interest.

          10  SETTLEMENT OF DISPUTES AND GOVERNING LAW
              ----------------------------------------
10.1. In the event a dispute arises in connection with the interpretation or implementation of this Agreement, the parties to the dispute shall attempt in the first instance to resolve such dispute through amicable consultations If the dispute cannot be resolved in this manner within thirty (30) days after first conferring, then any or all parties to the dispute may refer the dispute to arbitration in Beijing International Arbitration Committee ("Committee"). The number of arbitrators shall be three. The arbitration proceedings shall be conducted in the Chinese language.

10.2 Any award of the arbitrators shall be final and binding on the parties. The costs of arbitration shall be borne by the losing party, unless the arbitrators determine that this would be inequitable. The parties agree and recognize that any award of the arbitrators shall be recognizable and enforceable in any court having jurisdiction over the party against whom the award was rendered, and also wherever assets of such party are located.

10.3 The legal relations between the parties under this contract shall be interpreted in accordance with the substantive laws of China. Any disputes between the parties concerning their legal obligations arising under this contract which are submitted to arbitration pursuant to this clause shall be decided pursuant to the substantive laws of China.

          11.0  GENERAL PROVISIONS
                ------------------
          11.1  Complete Agreement
                ------------------
This agreement constitutes the entire agreement between the Parties and supersedes all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof, and neither Party shall be bound by or charged with any oral or written agreements, representations, warranties, statements, promises or understandings not specifically set forth in this agreement. This Agreement may not be amended, altered or modified except in writing, signed by each of the Parties.
          12.0   Notice
                -------
12.1 Notices as to disputes or termination to be given under this Agreement shall be signed by the party giving such notice and mailed by certified or registered mail, addressed to the party to be notified at its then current business address as set forth at the beginning of this Agreement or as subsequently changed by giving notice. Notice as to address changes, pricing changes, warranty changes and other matters relating to policy and business may by given to such addresses, by facsimile transmission, telex, telegram or first class mail. Notices by mail shall be deemed given three days after mailing.

          12.3  Lawyers Fees
                ------------
Should any litigation be commenced between the Parties or their representatives or should any Party institute any proceedings in a bankruptcy court which has jurisdiction over any other Party or any or all of its property or assets concerning any provision of this Agreement or the rights and duties of any person or entity in relation thereto, the Party prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for its attorny's fees and court costs in such litigation which shall be determined by the court in such litigation or in a separate action brought for that purpose.

          12.4  Validity
                --------
In the event that any provision of this Agreement shall be held to be invalid, the same shall not affect in any respect whatsoever the validity of the remainder of this Agreement.

          12.5  Survival of Rights
                ------------------
Except as provided herein to the contrary, this Agreement shall be binding upon and enure to the benefit of the Parties their respective successors, heirs and permitted assigns.

          12.6  Governing Law
                -------------
This Agreement has been entered into in the China and all questions with respect to the Agreement and the rights and liabilities of the Parties shall be governed by the laws of China and this agreement shall be written in both Chinese and English and both contracts shall had equal force and if an inconsistency then such shall be resolved by arbitration under the arbitration provision hereunder

          12.7  Waiver
                ------
No consent to or waiver of, express or implied, by any Party of any breach or default in the performance by a Party of any term of this Agreement shall be deemed to be a waiver of the same or any other obligations of such Party hereunder. Failure on the part of any Party to complain of any act or failure to act of the other Party or to declare the other Party in default, irrespective of how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder.

IN WITNESS WHEREOF the Parties have executed or caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

BLUE LAKE INDUSTRIES LIMITED .       )
in the presence of:                  )
                                     )
 __________________________________  )
Authorized Signatory

BEIJING TENGTU CULTURE &
EDUCATION ELECTRONIC
DEVELOPMENT CO LTD                   )
in the presence of:                  )
                                     )
________________________________     )
Authorized Signatory

BEIJING TENGTU UNITED
ELECTRONICS DEVELOPMENT CO LTD       )
in the presence of:                  )
                                     )
____________________________________ )
Authorized Signatory

Exhibit (

Note 3:
List of Education Softwares



              List of Education Softwares and the Current Condition

   No      Name of Projects  Item                                     Cooperative  Condition    Cost   (RMB 10,000)
    1      Legend maths for elementary school Book I                            1   Legend    completed   30
    2      Legend maths for elementary school Book II                           1   Legend    completed   30
    3      Legend maths for elementary school Book III, IV                      1   Legend    completed   50
    4      Legend maths for elementary school Book V, VI, VII                   1   Legend    completed   80
    5      Legend maths for elementary school - comprehensive exercise          1   Legend    completed   50
    6      Collection of Difficult Questions-conditions of sinking & floating as well as their applications-junior high physics
    7      Collection of Difficult Questions-image of lens-junior high physics  1   school    completed   28
    8      Collection of Difficult Questions-regular instruments for measurement and survey-junior high physics
    9      Collection of Difficult Questions-five elements for leverage-junior
           high physics                                                         1   school    completed 23
   10      Collection of Difficult Questions-Oscilloscope-senior high physics
           Grade 10                                                             1   school    completed 38
   11      Collection of Difficult questions-Brown movement-senior high physics
           Grade 10                                                             1   school    completed 39
   12      Collection of Difficult Questions-Nature of Gas-senior high physics
           Grade 10                                                             1   school    completed 37
   13      Collection of Difficult Questions-tests on nature of gas senior high physics Grade 10
   14      Collection of Difficult Questions-law of Boma-senior high physics
           Grade 10                                                             1   school    completed 32






              List of Education Softwares and the Current Condition

   15      Collection of Difficult Questions-exercises for high-energy atomic core-senior 1 school completed 39 high physics Grade 11
   16      Collection of Difficult Questions-teaching of high atom-senior high physics Grade 1 school completed 30 11
   17      Collection of Difficult Questions-effects of light and
           electricity-senior high 1 school completed 25 Grade 11
   18      Collection of Difficult Questions-light interference-senior high
           Grade 11 1 school completed 28
   19      Collection of Difficult Questions-functional image of electric circuits-senior 1 school completed 40 high Grade 11
   20      Collection of Difficult Questions-waves-senior high Grade 11 1 school completed 38
   21      Collection of Difficult Questions-Equilibrium of electromagnetic mechanics-senior 1 school completed 49 high Grade 11
   22      Collection of Difficult Questions-nature of static electric field-senior high 1 school completed 46 Grade 11
   23      Collection of Difficult Questions-general knowledge of use of electricity-senior 1 school completed 49 high Grade 11
   24      Collection of Difficult Questions-alternate current-senior high Grade
           11 1 school completed 45
   25      Collection of Difficult Questions-making charts by using five points-senior high 1 school completed 45 algebra
   26      Collection of Difficult Questions-functional curves of sine          1   school    completed 46
   27      Collection of Difficult Questions-equation of index                  1   school    completed 48
   28      Collection of Difficult Questions-biology (structure of heart)       1   school    completed 54
   29      Collection of Difficult Questions-biology (respiratory system)       1   school    completed 50
   30      Collection of Difficult Questions-curves-senior high algebra         1   school    completed 28






              List of Education Softwares and the Current Condition

   31      1+1 paradise                                                         1   Legend    completed 15
   32      Funny games-international chess                                      1   Zili      completed 20
   33      Funny games-toy bricks building                                      1   Legend    completed 16
   34      Funny games-loan carrier                                             1   Legend    completed 12
   35      Funny games-brick builder                                            1   Legend    completed 18
   36      Extracurricular assistance for elementary school-charts of numbers
           and arrays                                                           1   school    completed 20
   37      Extracurricular assistance for elementary school-maths games         1   school    completed 30
   38      Extracurricular assistance for elementary school-numbers, lines, and
           sections                                                             1   school    completed 20
   39      Extracurricular assistance for elementary school-spelling games      1   school    completed 26
   40      Extracurricular assistance for elementary school-games of Chinese
           characters                                                           1   school    completed 38
   41      Extracurricular assistance for elementary school-exercise of Chinese
           idioms                                                               1   school    completed 36
   42      Extracurricular assistance for elementary school-Reda test 3Q test
           software                                                             1   school    completed 20
   43      The ABC of computer-keyboard tutor                                   1   school    completed 14
   44      The ABC of computer-extrance to computer                             1   school    completed 15
   45      Question bank of intelligence-senior high English family-staple
           product of Legend                                                    1   Legend    completed 65
   46      Question bank of intelligence-senior high English family-staple
           product of Legend                                                    1   Legend    completed 60
   47      Question bank of intelligence-senior high English family-staple
           product of Legend                                                    1   Legend    completed 40
   48      Question bank of intelligence-senior high English family-staple
           product of Legend                                                    1   Legend    completed 46
   49      Composition master-Legend magic cube                                 1   legend    completed 50
   50      Collection of Difficult Questions-ancient Rome senior high history   1   school    completed 20
   51      Collection of Difficult Questions-ancient drifting senior high
           geography                                                            1   school    completed 15






              List of Education Softwares and the Current Condition

   52      24 points                                                            1   Legend    completed 15
   53      Nature of gas                                                        1   school    completed 18
   54      Numbers, arrays and charts (I)                                       1   school    completed 23
   55      Numbers, arrays and charts (II)                                      1   school    completed 22
   56      Numbers, arrays and charts (III)                                     1   school    completed 22
   57      Visiting labyrinth                                                   1   school    completed 18
   58      Monkey King fights out                                               1   school    completed 18
   59      Question on sums and difference                                      1   school    completed 10
   60      Cute brain                                                           1   school    completed 10
   61      Comprehensive shapes                                                 1   school    completed 10
   62      Nature of condensor                                                  1   school    completed 10
   63      Question of chasing                                                  1   school    completed 14
   64      Story of Xiao Ming                                                   1   school    completed 15
   65      Electric circuits                                                    1   school    completed 17
   66      Arrangements of arrays                                               1   school    completed 18
   67      Intelligence challenge                                               1   school    completed 12
   68      Triangles                                                            1   school    completed 18
   69      Intelligence test (I)                                                1   school    completed 10
   70      Intelligence test (II)                                               1   school    completed 10
   71      Introduction to plane geometry                                       1   school    completed 18
   72      Contest on applied questions                                         1   school    completed 18






              List of Education Softwares and the Current Condition

   73      Contest on addition and subtraction                                  1   school    completed 18
   74      Contest on multiplication and division                               1   school    completed 18
   75      Equation solution                                                    1   school    completed 18
   76      Four mixed calculations for fractions                                1   school    completed 15
   77      Four mixed calculations for decimals                                 1   school    completed 15
   78      Four mixed calculations for whole numbers                            1   school    completed 15
   79      Additions                                                            1   school    completed 15
   80      Questions of 2-4                                                     1   school    completed 15
   81      Shapes for elementary school (I)                                     1   school    completed 15
   82      Shapes for elementary school (II)                                    1   school    completed 18
   83      Shapes for elementary school (III)                                   1   school    completed 18
   84      Arithmetics for BCS                                                  1   school    completed 15
   85      Questions of arithmetics for elementary school                       1   school    completed 10
   86      Quadrilateral                                                        1   school    completed 18
   87      Rotating substance                                                   1   school    completed 16
   88      Multi-facet substance                                                1   school    completed 16
   89      Volume                                                               1   school    completed 16
   90      Cubic plane                                                          1   school    completed 15
   91      The ABC of computer                                                  1   People's
                                                                                    Ed P      completed 9.4
   92      Asking for directions                                                1   school    completed 18
   93      History                                                              1   school    completed 28






              List of Education Softwares and the Current Condition

   94      Conditions of sinking and floating in physics                        1   school    completed 28
   95      Cubic geometry (straight lines in different planes)                  1   school    completed 16
   96      Texts of Classical Chinese                                           1   school    completed 15
   97      Dictionary of basic Chinese characters                               1   People's
                                                                                    Ed P      completed 160
   98      An old Beijing hand                                                  1   Zili      completed 110
   99      Textbook series for junior high physics                              2   Peoples
                                                                                    Ed P      uncomplete  80
   100     Textbook series for junior high chemistry                            2   Peoples
                                                                                    Ed P      uncomplete  90
   101     Textbook series for junior high maths                                6   Peoples
                                                                                    Ed P      uncomplete 180
   102     Textbook series for junior high English                              6   Peoples
                                                                                    Ed P      uncomplete 100
   103     Textbook series for junior high biology                              3   Peoples
                                                                                    Ed P      uncomplete  60
   104     Textbook series for junior high geography                            3   Peoples
                                                                                    Ed P      uncomplete  60
   105     Textbook series for junior high history                              6   Peoples
                                                                                    Ed P      uncomplete  60
   106     Textbook series for junior high Chinese                              1   Peoples
                                                                                    Ed P      uncomplete 120
   107     Comprehensive review of English for exam                             1   Peoples
                                                                                    Ed P      uncomplete  20
   108     Memory of English words                                              1   Zili      completed    8






              List of Education Softwares and the Current Condition

   109     English for elementary pupils                                        4  Peopples Ed P   uncomplete     85
   110     Cartoons and VCD                                                    26  Artist Studio   completed     800
   111     Animation cartoon books                                             12  Artist studio   completed     480
   112     Chinese conversations                                                1  Taiwan          completed      60
   113     Family beauty expert                                                 1  Zili            completed      80
   114     English prepositions                                                 1  TV education    completed      10
   115     Comprehensive review of Chinese for entrance exam                    1  People's ed P   uncomplete      25
   116     Comprehensive review of history for entrance exam                    1  People's ed P   uncomplete      25
   117     Comprehensive review of biology for entrance exam                    1  People's ed P   uncomplete      25
   118     Comprehensive review of maths for entrance exam                      1  People's ed P   uncomplete      25
   119     Comprehensive review of chemistry for entrance exam                  1  People's ed P   uncomplete      25
   120     Comprehensive review of physics for entrance exam                    1  People's ed P   uncomplete      25


           Total Costs: RMB 52,174,000

Exhibit (10)

                      AMENDMENT AND EXPLANATION OF RESTATED
                AGREEMENT EFFECTIVE RETROACTIVELY TO JUNE 1, 1995

         WHEREAS, the parties of the Joint Venture Contract dated as of June 1, 1995, as restated by amendment, have agreed to incorporate the following amendments and explanations into this contract to restate and clarify certain items, including (i) the terms upon which the parties have agreed to contribute to the Joint Venture; and (ii) the relationship among the parties and the Joint Venture.

                                  Contribution
                                  ------------

         The total amount of investment to be contributed by the Tengtu International Corporation ("TIC"), which has been substituted for Tengtu Enterprises Limited, a proposed subsidiary of TIC which was not utilized for this transaction, shall be US $12,000,000 in cash. To date, TIC has contributed, or caused to be contributed, US $6,000,000 contribution to the Joint Venture. It is intended that the remaining US $6,000,000 contribution to the Joint Venture to be made, or caused to be made, by TIC shall be through a subsidiary of TIC, either Transcontinental Multimedia Inc., or CRC Bermuda Corp. (to be formed in the future) upon the completion of the next major financing by TIC. TIC's equity interest in the Joint Venture shall be adjusted from 49% to 57% retroactive to June 1, 1995.

         Beijing Tengtu Culture & Education electronics Development co., Ltd.'s ("Tengtu China") contribution to the Joint Venture shall be the assignment of its contract with People's Education Press ("PEP") to supply virtually all textbooks, educational software and other educational materials for use in or by all elementary, middle and high schools and junior colleges in China. There shall be no other intangible assets to be contributed by Tengtu China except the right to the PEP contract. The value of the PEP contract assigned to the Joint Venture shall be a 43% interest in the Joint Venture. Tengtu China has also transferred rights to ceratin educational software, both developed or in the process of being developed, and certain equipment, or the use thereof, as required by the initial Joint Venture agreement. Due to the rapidly changing technology and market conditions, the owners of the Joint Venture agree and acknowledge that this software and this equipment had no fair market value as of the date(s) of transfer or, where applicable, usage of equipment.

         The contributions from Blue Lake USA (RMB 33,971,683) mentioned in Note 7 to the Financial Statements of Tengtu China (included in the August 1996 Tengtu International Corporation Private Placement Memorandum) will not be transferred to the Joint Venture. These contributions were not related to the formulation of the Joint Venture and were not related to the subsequent receipt by Blue Lake USA of the two million shares and US $100,000 cash received from TIC in exchange for Blue Lake USA's interest in the Joint Venture in June 1996.

                     Profits and Losses of the Joint Venture
                 -----------------------------------------------

         The parties have agreed that Tengtu China shall not be required to share in or be responsible for any losses incurred by the Joint venture. After-tax profits may not be distributed to TIC until the total US $12,000,000 cash has been contributed to the Joint Venture by TIC. Furthermore, after-tax profits may not be distributed to any parities unless the losses from previous years have been recouped and TIC has received back all the cash contributions, without interest, contributed or caused to be contributed, by it to the Joint Venture. Thereafter, profits, when and if distributed, shall be allocated 43% to Tengtu China and 57% to TIC.

                                 Effective Date
                               ------------------

         The Restated Joint Venture Contract and this Amendment and Explanation, upon execution, shall supersede the previous Joint Venture Contract and be effective retroactively to June 1, 1995.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment and explanation to be executed.

                         TENGTU INTERNATIONAL CORPORATION


                         Date: March 26, 1998     ______________________________
                                                                 By:

                         BEIJING TENGTU CULTURE & EDUCATION
                         ELECTRONICS DEVELOPMENT CO., LTD


                         Date:March 26, 1998      ______________________________
                                                                  By:

EXHIBIT (10)

DIRECT EFFECT Program Agreement
CONTRACT #    11174
           ------------